Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Corning Debenture-Backed Series 2001-35
*CUSIP:    21988G569   Class    A-1
           21988GBH8   Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of     September 1, 2003.....                             $0.00
         Scheduled Income received on securities.....        $1,007,977.50
         Unscheduled Income received on securities.....              $0.00

LESS:
         Distribution to Class A-1 Holders.....             -$1,007,977.00
         Distribution to Class A-2 Holders.....                     -$0.00
         Distribution to Depositor.....                             -$0.00
         Distribution to Trustee.....                               -$0.50
Balance as of     March 1, 2004.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     September 1, 2003.....                             $0.00
         Scheduled Principal received on securities.....             $0.00

LESS:
         Distribution to Holders.....                               -$0.00
Balance as of     March 1, 2004.....                                 $0.00


            UNDERLYING SECURITIES HELD AS OF       March 1, 2004

           Principal
            Amount                           Title of Security
           ---------                         -----------------
          $29,430,000       Corning Incorporated 6.85% Debentures due March 1,
                            2029
                            *CUSIP:   219350AH8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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